EXHIBIT 10.7

NEWLINK GENETICS CORPORATION
RESTRICTED STOCK UNIT GRANT NOTICE
(2009 EQUITY INCENTIVE PLAN, AS AMENDED)
[FOUR YEAR ANNUAL VESTING]
NewLink Genetics Corporation (the “Company”), pursuant to Section 6(b) of the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”) and in the Plan and the Restricted Stock Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.
Participant:
ID:
Date of Grant:
Grant Number:
Vesting Commencement Date:
Number of Restricted Stock Units/Shares:

Vesting Schedule:
The shares subject to the Award shall vest as follows: 25% of the shares will vest on each of the first, second, third and fourth annual anniversaries of the Vesting Commencement Date, subject to the Participant’s Continuous Service on each applicable vesting date.

Issuance Schedule:	Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.
By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

1.
403018 v1/CO

EXHIBIT 10.7

Other Agreements: _______________________________________________________________
NEWLINK GENETICS CORPORATION    PARTICIPANT
By:
Signature    Signature
Title:         Date:
Date:

ATTACHMENTS:	Award Agreement and 2009 Equity Incentive Plan, as amended

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403018 v1/CO